UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 7, 2020 (January 2, 2020)

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12b of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	MCHP	NASDAQ	Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Microchip Technology Incorporated, a Delaware corporation (the “Company”), approved an additional form of Notice of Grant of Restricted Stock Units (TSR) (the “RSU Notice”), which includes provisions related to performance based vesting, for use under the Company’s 2004 Equity Incentive Plan. Restricted stock units (“RSUs”) granted using the RSU Notice will be earned based on the relative total shareholder return of the Company’s common stock compared to a peer group of twenty companies over a two-year period and will also be subject to time based vesting requirements. The RSU Notice is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Also, on January 2, 2020, the Committee approved the following grants of RSUs to the Company’s executive officers using the RSU Notice:

Executive	Total Number of RSUs Granted	Number of RSUs Granted with Performance Based Vesting
Steve Sanghi	12,213	6,107
Ganesh Moorthy	5,836	2,918
Steve Drehobl	2,763	1,382
Mitch Little	2,197	1,099
Rich Simoncic	1,762	881
Eric Bjornholt	2,020	1,010

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Included Herewith
10.1	Notice of Grant of Restricted Stock Units (TSR).					X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2020

Microchip Technology Incorporated

By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer